Franklin L. Best

General Counsel and Secretary

The Penn Insurance and Annuity Company

600 Dresher Rd

Horsham, PA 19044

June 24, 2021

Board of Directors

The Penn Insurance and Annuity Company

600 Dresher Rd

Horsham, PA 19044

Re:	The Penn Insurance and Annuity Company
PIA Variable Life Account I
Registration Statement on Form N-6
File Nos. 333-254206; 811-23646

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by PIA Variable Life Account I (the “Separate Account”) of the above-referenced Registration Statement under the Securities Act of 1933 for the Protection Variable Universal

Life Insurance policies (the “Policies”) offered and funded by the Separate Account. I have examined, or persons on my staff have examined such documents and laws as I considered necessary and appropriate. On the basis of such examination, it is my opinion that:

1.

The Penn Insurance and Annuity Company (“the Company”) is a stock life insurance company duly organized and validly existing under the laws of the state of Delaware and has been duly authorized by the Department of Insurance of the state of Delaware to issue variable life insurance policies.

2.

The Separate Account is a “separate account” of the Company within the meaning of Section 2932 of the Delaware Insurance Code, as amended, duly established by resolution of the Company’s Board of Directors on March 10, 2021 and validly existing under the laws of the state of Delaware.

3.

To the extent Delaware state law governs, the Policies have been duly authorized by the Company and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

I hereby consent to the use of this opinion as an exhibit to said Registration Statement.

Sincerely,

Franklin L. Best

General Counsel and Secretary